UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 18, 2006

First Reliance Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-49757	80-0030931

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 W. Palmetto Street Florence, South Carolina		29501

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (843)-656-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

          This report is being furnished to amend a report that was previously furnished on April 13, 2006. In the previously furnished Form 8-K, the news release that was attached as exhibit 99.1 contained an incorrect item. The incorrect item was in the headline. The headline should not have had the word Million in it. The headline should read “First Reliance Announces 1st Quarter Net Income of $573,703 - Up 33%” rather than “$573,703 Million”. The complete, corrected release is attached as exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

99.1             Corrected Press Release issued by First Reliance Bancshares, Inc., April 18, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

Date: April 18, 2006
	By:	/s/ JEFFREY A. PAOLUCCI

Jeffrey A. Paolucci
Chief Financial Officer